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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): JANUARY 16, 2008

                                   RWA21, LTD.
             (Exact name of registrant as specified in its charter)


        CONNECTICUT                      1-31374                 04-3617838
(State or other jurisdiction     (Commission File Number)     (I.R.S. Employer
     of incorporation)                                       Identification No.)

                  230 BEAVER STREET, ANSONIA, CONNECTICUT 06401
          (Address of principal executive offices, including zip code)

                                 (203) 735-1888
              (Registrant's telephone number, including area code)


                                   BIW LIMITED
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

CLOSING OF MERGER TRANSACTION

On January 16, 2008, pursuant to an Agreement and Plan of Merger, dated June 29, 2007 (the "Merger Agreement"), among BIW Limited ("BIW"), South Central Connecticut Regional Water Authority ("RWA") and RWA21, Ltd. ("Acquisition Sub"), Acquisition Sub merged with and into BIW (the "Merger"). BIW is the surviving corporation in the Merger and, as a result, is a wholly-owned subsidiary of RWA. Pursuant to the terms of the Merger Agreement, former BIW stockholders are entitled to receive $23.75 per share in cash for each share of BIW common stock outstanding at the effective time of the Merger and former option holders are entitled to receive $23.75 less the exercise price of each outstanding stock option outstanding at the effective time of the Merger, in each case without interest and less any applicable withholding taxes, as consideration for the Merger. Effective January 16, 2008, BIW common stock ceased trading on the American Stock Exchange.

The foregoing description of the Merger Agreement (including the description of the consideration paid in connection with the Merger) is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as
Exhibit 2.1 to BIW's Current Report filed on Form 8-K on June 29, 2007 and incorporated by reference herein, as amended by a clarification and waiver letter dated August 7, 2007, a copy of which is filed as Exhibit 2.1 to BIW's Current Report filed on Form 8-K on August 13, 2007 and incorporated by reference herein.

CLOSING OF RELATED ASSET SALE

As contemplated by the Merger Agreement and as set forth in an Asset Purchase Agreement (the "Asset Purchase Agreement") dated June 29, 2007, The Connecticut Water Company, a Connecticut corporation (the "Buyer") completed the purchase of certain assets and the assumption of certain liabilities of BIW, including assets that RWA is not lawfully permitted to acquire in connection with the Merger. The purchase price for such assets is $3,490,000 paid in cash to the Seller at closing.

The foregoing description of the Asset Purchase Agreement and transactions pursuant thereto does not purport to be complete and is qualified in its entirety by reference to the Asset Purchase Agreement, a copy of which is filed as Exhibit 2.2 to BIW's Current Report filed on Form 8-K on June 29, 2007 and incorporated by reference herein.

ITEM 3.03. MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

The information set forth in Item 2.01 of this Current Report is incorporated by reference herein. Pursuant to the terms of the Merger Agreement, each share of BIW common stock issued and outstanding immediately prior to the effective time of the Merger was converted into the right to receive $23.75 in cash without interest and less any applicable withholding taxes.

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ITEM 5.01. CHANGES IN CONTROL OF REGISTRANT.

The information set forth in Item 2.01 of this Current Report is incorporated by reference herein. As a result of the Merger RWA became the direct owner of 100% of the voting securities of BIW. Acquisition Sub was merged with and into BIW, with BIW surviving the Merger as a wholly owned subsidiary of RWA.

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

In connection with the Merger, effective as of the effective time on January 16, 2008, Betsy Henley-Cohn, Mary Jane Burt, James E. Cohen, Juri Henley-Cohn, Alvaro da Silva, B. Lance Sauerteig, Kenneth E. Schaible and John S. Tomac (all of the current directors of BIW), resigned or were removed from BIW's board of directors. Immediately following the effective time, RWA, as sole stockholder of BIW, elected Claire C. Bennitt, Joseph A. Cermola, C. Anthony Edge, Richard G. Bell and Anthony DiSalvo as the new directors of BIW. In addition, Betsy Henley-Cohn (Chief Executive Officer), John S. Tomac (President and Treasurer), Linda Batten (Controller) and Henrietta Vitale (Secretary) resigned or were removed from their positions with BIW and were replaced by David Silverstone (President and Chief Executive Officer) and Anthony DiSalvo (Treasurer and Secretary).

ITEM 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

In connection with the Merger, effective on January 16, 2008, the Certificate of Incorporation of BIW was amended and restated. The Certificate of Incorporation of BIW (now known as RWA21, Ltd.), as amended is included within the Certificate of Merger attached as Exhibit 3.1 hereto and is incorporated by reference into this Item 5.03.

ITEM 8.01. OTHER EVENTS.

On January 16, 2008, RWA issued a press release announcing the closing of the Merger. A copy of the press release dated January 16, 2008 is attached hereto as
Exhibit 99.1 and is incorporated by reference into this Item 8.01.


ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits

     EXHIBIT NO.     DESCRIPTION
     -----------     -----------
          3.1        Certificate of Incorporation, as amended
         99.1        Press Release dated January 16, 2008


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                RWA21, LTD.


Date: January 16, 2008          By: /s/ David Silverstone
                                    -----------------------------
                                    Name: David Silverstone
                                    Title: President and Chief Executive Officer























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